CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8, No,. 333-xxxx) pertaining to the Orion Network Systems, Inc. Employee Stock Purchase Plan and the Orion Network Systems, Inc. 401(k) Profit Sharing Plan of our report dated February 9, 1996, with respect to the consolidated financial statements of Orion Network Systems, Inc. included in its Annual Report (Form 10- K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                         /S/ERNST & YOUNG L.L.P.
                                                         -----------------------
                                                         ERNST & YOUNG L.L.P.


Washington, D.C.
December 24, 1996